UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2025

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Beginning on July 9, 2025, BTCS Inc. (the “Company”) borrowed an additional $10.97 million USDT from AAVE, a decentralized finance lending protocol, bringing the total borrowings on AAVE to $15.5 million USDT. The total AAVE borrowing: (i) is collateralized by approximately 14,280 Ethereum (ETH) with an approximate value of $42.8 million based on an ETH price of $3,000, and (ii) has no fixed maturity date but is subject to liquidations or partial liquidations if the health factor (“HF”) falls below one. The HF is calculated by taking the total value of the ETH collateral, multiplying it by its liquidation threshold (approximately 80% for ETH), and then dividing that result by the total value of the borrowed USDT.

The loan carries a variable interest rate set by AAVE’s smart contract, which adjusts based on market conditions and is published at aave.com. At the time of the additional borrowing, the interest rate was approximately 5.4% per annum. The $42.8 million in ETH collateral also earns interest at a variable rate, which was approximately 2% at the same time. As a result, the effective net cost of capital, interest paid minus interest earned, is approximately 3.4%.

The proceeds from the loan were used to acquire additional ETH, which the Company has staked or intends to stake through its NodeOps business. The Company’s Board of Directors has authorized management to borrow up to 40% of the Company’s total assets (inclusive of convertible notes) as measured at the time of borrowing.

Item 7.01. Regulation FD Disclosure.

On July 14, 2025, BTCS Inc. issued a press release regarding expanding its Ethereum holdings.

The information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in the press release attached as Exhibit 99.1 to this report, shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933.

Item 8.01. Other Events.

During the period from May 14, 2025 (the date the Company last reported sales under the At-The-Market Offering Agreement (“ATM”) in its Form 10-Q for the first quarter of 2025) through July 11, 2025, the Company sold a total of 9,588,333 shares of Common Stock under the ATM with H.C. Wainwright & Co., LLC, for aggregate total gross proceeds of approximately $37,834,000 at an average selling price of $3.95 per share. After deducting commissions and other transaction costs, the Company received net proceeds of approximately $36,666,000.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: July 14, 2025	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer